Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Southland Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share(2)	457(c)	45,261,227	(5)	(5)	(5)	(5)
Fees Previously Paid	Equity	Warrants to purchase Common Stock	457(g)	560,502	-	-	(5)	(5)
Fees Previously Paid	Equity	Common Stock, par value $0.001 per share(3)	457(g)	14,385,493	(5)	(5)	(5)	(5)

	Total Offering Amounts							$69,124.33
	Total Fees Previously Paid							$69,124.33
	Total Fee Offsets							$0.00
	Net Fees Due							$0.00

(1)	Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2)	Represents the sum of up to (i) 43,161,553 shares of Common Stock issued or issuable to the Southland Members pursuant to the Merger Agreement, or otherwise received by certain Southland Members upon the Closing of the Business Combination; (ii) 1,539,172 shares of Common Stock held by the Initial Stockholders and EBC; and (iii) 560,502 shares of Common Stock issuable upon the exercise of the Private Warrants issued to the Initial Stockholders and EBC (and its designees), in each case, as described in the prospectus forming a part of this registration statement.
(3)	Reflects the shares of Common Stock that may be issued upon exercise of outstanding Warrants, for an exercise price of $11.50 per share of Common Stock.
(4)	This registration statement registers (i) 45,261,227 shares of Common Stock, (ii) 560,502 Private Warrants, and (iii) 14,385,493 shares of Common Stock issuable upon the exercise of Warrants for resale by the selling stockholder. This registration statement was initially filed with the Securities and Exchange Commission (“SEC”) on March 31, 2023 as a Registration Statement on Form S-1 (File No. 333-271057) registering (x) 53,669,877 shares of Common Stock, (y) 585,502 Private Warrants, and (z) 14,385,502 shares of Common Stock issuable upon the exercise of Warrants, at which time a filing fee of $69,124.33, computed in accordance with Rule 457 under the Securities Act, was paid.